Exhibit 23.1


                         Consent of Independent Auditor


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the WellChoice, Inc. 2003 Omnibus Incentive Plan and WellChoice, Inc. 2003 Employee Stock Purchase Plan of our report dated February 3, 2003, with respect to the consolidated financial statements and schedules of WellChoice, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG LLP

New York, NY
September 26, 2003